Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138175) of Fox Chase Bancorp, Inc. of our report dated August 25, 2005, relating to the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2004, which appears in the December 31, 2006 Annual Report on Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
March 26, 2007